Exhibit 10.1
STEELCASE INC.
RESTORATION RETIREMENT PLAN
Restated Effective January 1, 2009

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Page
9.7 Construction	14
9.8 Disputes	14

Signature	14

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STEELCASE INC.
RESTORATION RETIREMENT PLAN

Article 1
Establishment and Purpose
          1.1 History of the Plan
          Steelcase Inc. (the “Company”) established the Steelcase Inc. Restoration Retirement Plan (the “Plan”) as of March 1, 1998. The Plan has periodically been amended.
          1.2 This Document
          By this document, the Company is amending and restating the Plan as of January 1, 2009.
          1.3 Purpose
          The Company desires to retain the services of a select group of executives who contribute to the profitability and success of the Company. The Company maintains the Plan to restore, to an extent, the retirement benefits lost by executives due to the limits on the Compensation that may be considered under qualified retirement plans by the Internal Revenue Code.
          1.4 Status of Plan Under ERISA
          The Plan is intended to be “unfunded” and maintained “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” for purposes of ERISA. Accordingly, the Plan is not intended to be covered by Parts 2 through 4 of Subtitle B of Title I of ERISA. The existence of any Trust Fund is not intended to change this characterization of the Plan.
          1.5 Compliance with Section 409A
          To the extent the Plan provides deferred compensation under Section 409A of the Internal Revenue Code, the Plan is intended to comply with Section 409A. The Plan is intended to be interpreted consistent with the requirements of Section 409A of the Internal Revenue Code.
Article 2
Definitions
          The following terms shall have the definition stated, unless the context requires a different meaning:

          2.1 Account
          “Account” means the bookkeeping account set up by the Company to record amounts contributed under Section 6.1.
          2.2 Administrative Committee
          “Administrative Committee” means the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer and the Assistant Secretary of the Company and/or any other individuals designated by the Compensation Committee of the Company’s Board of Directors to administer this Plan and any other plan designated by the Compensation Committee.
          2.3 Affiliate
          “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
          2.4 Beneficial Owner or Beneficial Ownership
          “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in the Rule 13d-3 of the General Rules and Regulations of the Exchange Act.
          2.5 Beneficiary
          “Beneficiary” means the individual, trust, or other entity designated by the Participant to receive any amounts payable with respect to the Participant under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Administrative Committee in a form approved by the Administrative Committee. A Participant’s will is not effective for this purpose. If the Participant has not designated a Beneficiary or none so designated survive, the Beneficiary will be the Participant’s surviving Spouse, if any; otherwise the Participant’s children, including those by adoption, dividing the distribution equally among the Participant’s children, with the living issue of any deceased child taking their parent’s share by right of representation; if none, the Participant’s parents, in equal shares; if none, the Participant’s living brothers and sisters in equal shares; if none the Participant’s estate, if under active administration, and if not, the Participant’s heirs under the laws of Intestacy of the State of Michigan. Notwithstanding the above, if the Participant designates his or her Spouse as a Beneficiary, and the Participant later divorces that Spouse, the Participant’s designation of his or her Spouse as Beneficiary shall be null and void, and the portion of the Participant’s benefits that would, but for this provision, be payable to the Participant’s Spouse will be payable instead as designated in the Participant’s designation of Beneficiary as if the Spouse had predeceased the Participant.

          2.6 Board or Board of Directors
          “Board” or “Board of Directors” means the Board of Directors of the Company.
          2.7 Change in Control
          “Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
          (a) Any Person (other than any Initial Holder or Permitted Transferee):
          (1) Is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; and
          (2) The combined voting power of the securities of the Company that are Beneficially Owned by such Person exceeds the combined voting power of the securities of the Company that are Beneficially Owned by all Initial Holders and Permitted Transferees at the time of such acquisition by such Person or at any time thereafter; or
          (b) The following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
          (c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with or involving any other corporation, other than:
          (1) A merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereto), at least fifty-five percent (55%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

          (2) A merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Initial Holder or Permitted Transferee) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or
          (d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-five percent (55%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
          However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participant in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).
          Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership, directly or indirectly, in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
          2.8 Company
          “Company” means Steelcase Inc.
          2.9 Compensation
          “Compensation” has the same meaning given to it under the Steelcase Inc. Retirement Plan, except that it is not limited as required by Internal Revenue Code Section 401(a)(17).
          2.10 Determination Period
          “Determination Period” means the Calendar Year preceding the Calendar Year during which an Employee has a Separation from Service.

          2.11 Director
          “Director” means any individual who is a member of the Board.
          2.12 Eligible Compensation
          “Eligible Compensation” means a Participant’s Compensation in excess of the limit described in Internal Revenue Code Section 401(a)(17) during a Fiscal Year, but not in excess of twice that limit.
          2.13 Employee
          “Employee” means any individual who is on the payroll of the Company or a Related Employer and is considered to be a common-law employee of the Company or a Related Employer. An individual who is treated by the Company or a Related Employer as an independent contractor for tax purposes is not an Employee.
          2.14 ERISA
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          2.15 Exchange Act
          “Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, or any successor act thereto.
          2.16 Initial Holder
          “Initial Holder” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.
          2.17 Key Employee
          “Key Employee” means any Employee who at any time during the Determination Period was:
          (a) An officer of the Company or a Related Employer whose annual Compensation from the Company and all Related Employer is more than $145,000 (as adjusted under Section 416(i)(1) of the Internal Revenue Code for Plan Years beginning after December 31, 2007);
          (b) A person having more than a 5% ownership interest in the Company or a Related Employer; or
          (c) A person having more than a 1% ownership interest in the Company or a Related Employer and whose annual Compensation from the Company and all Related Employers is more than $150,000.

          The determination of who is a Key Employee shall be made in accordance with Sections 409A and 416(i)(1) of the Internal Revenue Code and the applicable regulations and guidance.
          2.18 MIP
          “MIP” means the Steelcase Inc. Management Incentive Plan.
          2.19 Participant
          “Participant” means an Employee who is a member of the MIP for the full Fiscal Year and whose Compensation is in excess of the compensation limit specified in Internal Revenue Code Section 401(a)(17).
          2.20 Permitted Transferee
          “Permitted Transferee” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company and include a Permitted Trustee solely in its capacity as a trustee of a Permitted Trust.
          2.21 Permitted Trust
          “Permitted Trust” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.
          2.22 Permitted Trustee
          “Permitted Trustee” shall have the meaning set forth in the Second Restated Articles of Incorporation of the Company.
          2.23 Person
          “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that such term shall not include:
          (a) The Company or any of its subsidiaries;
          (b) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates;
          (c) An underwriter temporarily holding securities pursuant to an offering of such securities; or
          (d) A corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.24 Plan Year
          “Plan Year” means the fiscal year of the Company, as in effect from time to time, or such other 12-month period as the Compensation Committee of the Board of Directors of the Company shall establish.
          2.25 Pre-2005 Account
          “Pre-2005 Account” means the vested amount that was credited to the Participant’s Account on December 31, 2004, as adjusted for earnings or losses under Section 6.1(b).
          2.26 Post-2004 Account
          “Post-2004 Account” means the amount credited to the Participant’s Account minus the Participant’s Pre-2005 Account.
          2.27 Related Employer
          “Related Employer” means
          (a) Any member of a controlled group of corporations in which the Company is a member, as defined in Section 414(b) of the Internal Revenue Code;
          (b) Any other trade or business under common control of or with the Company, as defined in Section 414(c) of the Internal Revenue Code;
          (c) Any member of an affiliated service group with the Company, as defined in Section 414(m) of the Internal Revenue Code; and
          (d) Any other entity required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Internal Revenue Code.
          2.28 Separation from Service
          “Separation from Service” means a “separation from service” under Section 409A of the Internal Revenue Code. Generally, this occurs if the Employee is reasonably anticipated to have a substantial permanent reduction in the bona fide level of services provided to the Company and all Related Employers (whether provided as an employee or an independent contractor). The reduction shall be “substantial” only if the reduced bona fide level of services is less than 20% of the average bona fide level of services provided by the Employee to the Company and all Related Employers during the immediately preceding 36 months (or the Participant’s entire period of service, if less than 36 months).

          2.29 Spouse
          “Spouse” means the husband or wife to whom a Participant is married on the date benefit payments are scheduled to begin to the Participant. The legal existence of the spousal relationship shall be governed by the law of Michigan.
Article 3
Administration of Plan
          3.1 Administrative Committee
          The Plan shall be administered by the Administrative Committee. The Administrative Committee shall have full discretionary authority in the operation and administration of the Plan. The Administrative Committee shall act by vote or consent of a majority of its members. To the extent necessary or appropriate, the Administrative Committee will adopt rules, policies, and forms for the administration, interpretation, and implementation of the Plan. All decisions, determinations, and interpretations of the Plan by the Administrative Committee shall be final and binding on all parties. The Administrative Committee may delegate any of its responsibilities to others and may allocate any of its responsibilities among its members.
          A member of the Administrative Committee shall not participate in and shall not be counted as a member with respect to any action of the Administrative Committee directly affecting only that member.
          3.2 Responsibility; Indemnification
          A member of the Administrative Committee shall not be personally responsible or liable for any act or omission in connection with performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. The Company shall hold harmless and indemnify each member of the Administrative Committee, and any other individual exercising delegated authority or responsibility with respect to the Plan, from any and all liabilities and costs arising from any act or omission related to the performance of duties or the exercise of discretion and judgment with respect to the Plan.
Article 4
Eligibility
          4.1 Participation
          Participation in the Plan is limited to Employees designated by the Administrative Committee for participation in the MIP and whose Compensation exceeds the limit in Internal Revenue Code Section 401(a)(17).

          4.2 Termination of Participation
          Participation in the Plan shall terminate upon the earlier of the date the Participant is not an Employee and has been paid the full amount due under the Plan or the date of the Participant’s death. Active participation by any Employee will cease if the Employee no longer meets the criteria for participation in Section 4.1 above, and any Employee’s active participation may be terminated by the Administrative Committee at any time. If an Employee’s active participation terminates, subsequent employment by the Employee with the Company or a Related Employer will continue to count for vesting purposes.
Article 5
Vesting
          5.1 Vesting Service
          A Participant’s years of vested service for purposes of determining the vesting percentage under the Plan shall be equal to the “Years of Vested Service” as determined and defined under the Steelcase Inc. Retirement Plan.
          5.2 Vested Percentage
          The Participant’s vested percentage shall be determined by the following schedule:

Years of Vested Service	Vested Percentage
Less than 2 years 2 years or more	0% 100%
Article 6
Benefits
          6.1 Amount and Form of Benefit
          (a) Principal Credits The Company shall credit to the Participant’s Account for each Fiscal Year a percentage of the Participant’s Eligible Compensation that is equal to the percentage of Compensation allocated to the Participant’s account under the Steelcase Inc. Retirement Plan for that Fiscal Year, taking into account only the Participant’s Compensation up to the Internal Revenue Code Section 401(a)(17) limit. Contributions will be deemed to have been credited as of the last day of each Fiscal Year, and will only be credited if the Participant is still employed and still a member of the MIP on that last day.
          (b) Investment Credits Each Participant’s Account shall be credited with earnings or debited with losses at a rate equal to the Participant’s actual rate of return on the assets credited to the Participant’s Account in the Steelcase Inc. Retirement

Plan. On and after the date of the Participant’s Separation from Service, however, no earnings or losses will be credited.
          6.2 Payment of Pre-2005 Accounts
          (a) During Life The vested portion of the Participant’s Pre-2005 Account shall be paid or begin to be paid on or about the April 1 following the end of the Fiscal Year in which the Participant has a Separation from Service. A Participant may elect, subject to the approval of the Administrative Committee, to have the payment made in either of the following ways or any combination thereof:
          (1) In one lump sum, or
          (2) In annual installments over four years using the “declining digits” method (i.e., the first payment is 1/4 of the vested portion of the Pre-2005 Account balance, the second 1/3 of the remaining vested balance, the third 1/2 of the remaining vested balance and the fourth the entire remaining vested balance).
          The Participant’s election under this Section shall be filed in writing with the Administrative Committee. The Participant’s initial election shall be effective if filed with the Administrative Committee within 30 days of the date the Administrative Committee provides notice of the election to the Participant, but in any event prior to the date payment would otherwise be made. Elections filed after that time, and any change in an election, shall be effective only if the individual remains employed for the following 12-month period.
          (b) Death In the event of the death of a Participant before payment of all benefits due, the vested amount remaining in the Participant’s Pre-2005 Account will be paid to the Participant’s Beneficiary in a single lump sum or in annual installments over a four year period, using the declining digits method, provided the Participant so elected in accordance with subsection (a) above.
          (c) Cash Outs Notwithstanding anything in this Section 6.2 to the contrary, the Administrative Committee may elect to distribute the entire vested balance of the Participant’s Pre-2005 Account in a single lump sum payment to the Participant or his or her Beneficiary if the vested balance of the Participant’s Pre-2005 Account is less than $50,000, or in the event of the Participant’s Total Disability or death.
          6.3 Payment of Post-2004 Account
          (a) During Life The vested portion of the Participant’s Post-2004 Account shall be paid or begin to be paid on the April 1 following the end of the Fiscal Year in which the Participant has a Separation from Service. A Participant may elect to have the payment made in either of the following ways or any combination thereof:
          (1) In one lump sum, or

          (2) In annual installments over four years using the “declining digits” method (i.e., the first payment is 1/4 of the vested portion of the Post-2004 Account balance, the second 1/3 of the remaining vested balance, the third 1/2 of the remaining vested balance and the fourth the entire remaining vested balance).
          The Participant’s election under this Section shall be filed in writing with the Administrative Committee. The Participant’s election shall be effective if filed with the Administrative Committee by the later of December 31, 2008 or the last day of the Fiscal Year preceding the first Fiscal Year for which an amount is credited to the Participant’s Account. If no timely election is made by a Participant, payment shall be made in one lump sum payment.
          (b) Death In the event of the death of a Participant before payment of all benefits due, the vested amount remaining in the Participant’s Post-2004 Account will be paid to the Participant’s Beneficiary in a single lump sum or in annual installments over a four year period, using the declining digits method, provided the Participant so elected in accordance with subsection (a) above.
          (c) Key Employees Notwithstanding the preceding provisions of this Section 6.3, no payment shall be made from a Key Employee’s Post-2004 Account for at least six months after such Key Employee’s Separation from Service, unless the Participant dies prior to the end of the six-month period.
          6.4 Forfeiture of Benefits
          The non-vested portion of the Participant’s Account shall be forfeited upon the commencement of payments to the Participant or his or her Beneficiary pursuant to Section 6.2. A Participant’s right to any portion of his or her Account remaining under this Plan shall be forfeited upon occurrence of any of the following events:
          (a) Termination for Cause Termination of the Participant’s employment for cause, as determined in the sole discretion of the Administrative Committee.
          (b) Competition The Participant directly or indirectly engages in competition with the Company or any Related Employer at any time during employment with the Company or a Related Employer, or during the three-year period following termination of employment with the Company or a Related Employer, without prior approval of the Administrative Committee. A Plan Participant engages in competition if that person participates directly or indirectly in the manufacturing, design or distribution of any products of the same type as those of the Company or a Related Employer, including, but not limited to, office furniture, office systems or architectural products, or the providing of any related services, for or on behalf of any person or entity other than the Company or a Related Employer and their authorized dealers, at any location within or without the United States of America. It is intended that this definition shall be enforced to the fullest extent permitted by law. If any part of this definition shall be construed to be invalid or unenforceable, in whole or in part, then such definition shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by law.
Article 7
Change In Control
          7.1 Vesting
          A Participant shall be 100% vested upon a Change in Control.
          7.2 Payment
          Upon a Change in Control, amounts credited to the Participant’s Account shall be paid in a single lump sum as soon as reasonably practicable, but in no event later than 60 days following the date of the Change in Control; provided, however, that Participants’ Accounts that are in payment status under Section 6.2 or 6.3 of the Plan shall continue to be paid in annual installments in accordance with Section 6.2 or 6.3 of the Plan.
Article 8
Amendment and Termination
          8.1 Amendment
          This Plan may be amended in any manner at any time by the Board of Directors of the Company. No amendment may, however, decrease or eliminate the Account of a Participant as of the date of the amendment.
          8.2 Termination
          The Plan may be terminated at any time by the Board of Directors of the Company. Upon termination of the Plan, the Board shall specify the extent to which the Pre-2005 Accounts of Participants employed by the Company or a Related Employer shall be preserved or terminated. Upon termination of the Plan, all benefits of previously retired and deceased Participants that are being paid or are payable at a future date and all Post-2004 Accounts shall continue to be paid in accordance with the terms of the Plan in effect at the time of termination. However, the Board of Directors may pay the Accounts of previously retired and deceased Participants and all Post-2004 Accounts to Participants immediately after the Plan is terminated if the payment is permitted by Internal Revenue Code Section 409A.

Article 9
General Provisions
          9.1 No Right to Participate
          Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating Employee with any contractual right to participate in or receive benefits of the Plan. The right to participate and the duration of active participation shall be determined in the sole discretion of the Administrative Committee.
          9.2 No Employment Right
          Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company or a Related Employer or any subdivision of the Company or a Related Employer will continue to employ any individual, and this Plan shall not be construed or applied as any type of employment contract or obligation. Nothing herein shall abridge or diminish the rights of the Company or a Related Employer or any employing subdivision of the Company or a Related Employer to determine the terms and conditions of employment of any Participant or other Employee or to terminate the employment of any Participant or other Employee with or without cause at any time.
          9.3 No Assignment or Transfer
          Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or hypothecate any amount or credit, potential payment, or right to future payments or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.
          9.4 Withholding and Payroll Taxes
          The Company shall deduct from any payment made under this Plan all amounts required by federal, state, and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.
          9.5 Incompetent Payee
          If the Administrative Committee determines that a person entitled to a payment hereunder is incompetent, it may cause benefits to be paid to another person or entity for the use or benefit of the Participant or the Participant’s Beneficiary at the time or times otherwise payable hereunder, in total discharge of the Plan’s obligations to the Participant or Beneficiary.
          9.6 Governing Law
          The provisions of the Plan shall be construed and governed under the laws of the State of Michigan, except to the extent preempted by ERISA or other federal laws.

          9.7 Construction
          The singular includes the plural, and the plural includes the singular, and terms connoting gender include both the masculine and feminine, unless the context clearly indicates the contrary. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the Plan.
          9.8 Disputes
          In the event of any dispute under this Plan, the Administrative Committee will afford the individual affected with a right to a review that complies with the claim review procedures of ERISA. The Administrative Committee has the full discretionary authority to consider and resolve any and all questions regarding the Plan and the Administrative Committee’s decision is intended to be binding on all provided the Administrative Committee members act in good faith and do not engage in intentional wrongdoing.
Signature
          The Company has signed the amended and restated Steelcase Inc. Restoration Retirement Plan this 3 day of October, 2008.

STEELCASE INC.

By:	/s/ Nancy W. Hickey

Nancy W. Hickey
	Its:	Senior Vice President Chief Administrative Officer